                                                                   EXHIBIT 5.4.1

                    [ROBINSON WATERS & O'DORISIO LETTERHEAD]


                                 March 13, 2002

Majestic Investor Holdings, LLC
Majestic Investor Capital Corp.
One Buffington Harbor Drive
Gary, IN   46406-3000


         Re: Registration Statement for $152,632,000 Aggregate Principal Amount of 11.653% Senior Secured Notes due 2007 and Related Guarantees

Ladies and Gentlemen:

         We have acted as special Colorado counsel to Majestic Investor Holdings, LLC, a Delaware limited liability company (the "Company"), Majestic Investor Capital Corp., a Delaware corporation ("Capital" and together with the Company, the "Co-Registrants"), and Barden Colorado Gaming, LLC, a Colorado limited liability company (the "Colorado Guarantor"), in connection with the Form S-4 Registration Statement under the Securities Act of 1933, as amended by Amendment No. 1 to Form S-4 (the "Registration Statement") pursuant to which Co-Registrants seek to register (the "Transaction") (i) $152,632,000 aggregate principal amount of the Co-Registrants' 11.653% Senior Secured Notes due 2007 (the "Registered Notes") in exchange for certain unregistered 11.653% Senior Secured Notes due 2007 (the "Unregistered Notes") and (ii) certain guarantees related to the Registered Notes. This opinion is being issued and delivered to you in connection with the filing of the Registration Statement. Capitalized terms used herein, unless otherwise defined, shall have the meanings ascribed to them in the Registration Statement.

         As such special Colorado counsel, and for the purpose of rendering this opinion, we have examined originals, or copies identified to our satisfaction as being true copies of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including, but not limited to, the following:

                  (i)  the Registration Statement.

                  (ii) Form of Guarantee by the Colorado Guarantor to be issued in connection with the Registered Notes ("Subsidiary Guarantee").

         We have also investigated such questions of law as we have deemed necessary for purposes of this opinion; examined such documents and records of Colorado Guarantor as we have deemed necessary for the purposes of this opinion; and received such information from representatives of Colorado Guarantor as we have deemed necessary for the purposes of this opinion.

         We have also considered all applicable state statutes, local ordinances and rules and regulations of the various federal, state and municipal departments having or claiming jurisdiction over the Colorado Guarantor as we deem necessary or advisable to provide the opinions set forth herein. We do not opine or represent as to the enforceability of any of the documents including, without limitation, the Subsidiary Guarantee. The Subsidiary Guarantee purports to be governed by law other than the law of the State of Colorado and is included herein for the limited opinions set forth below. We express no opinion as to the applicability of the Federal Bankruptcy Code or the Colorado Uniform Fraudulent Transfer Act (C.R.S. Sections 38-8-101, et seq.) or any other provision of law relating to fraudulent conveyances, fraudulent transfers, or fraudulent obligations, to the obligations of any party or the enforceability of any such obligations.

         In rendering this opinion, we also have assumed that the Registration Statement accurately reflects the complete understanding of the parties with respect to the Transaction. We also have assumed that the terms and the conditions of the Transaction as stated in the Registration Statement have not been amended, modified, or supplemented, directly or indirectly, by any other agreement or understanding of the parties or waiver of any of the material provisions of the Registration Statement.

         We understand that all of the foregoing assumptions and limitations are acceptable to you.

         The execution and delivery by Colorado Guarantor of, and the performance by Colorado Guarantor of its obligations under, the Subsidiary Guarantee to be endorsed on the Registered Notes by Colorado Guarantor have been duly authorized by Colorado Guarantor.

         The opinion is given as of this date for your benefit and the benefit of your counsel and for the benefit of your respective successors and assigns in connection with the Documents. This opinion may be filed with the appropriate regulatory authorities in connection with the filing of the Registration Statement and we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm therein.

                                   Very truly,


                                   /s/ ROBINSON WATERS & O'DORISIO, P.C.


                                   ROBINSON WATERS & O'DORISIO, P.C.